Exhibit 99.1

Sarepta Therapeutics Announces Proposed Public Offering of Common Stock

CAMBRIDGE, MA — September 21, 2016 — Sarepta Therapeutics, Inc. (NASDAQ: SRPT), a developer of innovative RNA-targeted therapeutics, today announced that it is offering to sell, subject to market and other conditions, up to $225 million of its common stock in an underwritten public offering. Sarepta also intends to grant the underwriters a 30-day option to purchase from it up to an additional 15% of the shares of common stock offered in the public offering.

J.P. Morgan and Goldman Sachs are acting as joint book-running managers of the proposed offering. Credit Suisse is also acting as a joint book-runner.

Sarepta intends to use the net proceeds from the offering principally for the continuation and initiation of further clinical trials, commercialization, manufacturing, business development activities including the potential licensing or acquisition of complementary products and technologies and other general corporate purposes. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The shares are being offered by Sarepta pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission (SEC). The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement relating to these securities may also be obtained from the offices of J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; or Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, or email: prospectus-ny@ny.email.gs.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of Sarepta, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sarepta Therapeutics

Sarepta Therapeutics is a biopharmaceutical company focused on the discovery and development of unique RNA-targeted therapeutics for the treatment of rare neuromuscular diseases. The Company is primarily focused on rapidly advancing the development of its potentially disease-modifying DMD drug candidates, including EXONDYS 51, designed to skip exon 51 and approved under the accelerated approval pathway.

Forward-Looking Statements and Information

This press release contains statements that are forward-looking, including the statements about the completion, timing and size of the proposed public offering of Sarepta’s common stock, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, many of which are beyond Sarepta’s control, including risk and uncertainties related to market conditions and satisfaction of customary closing conditions related to the proposed public offering. There can be no assurance that Sarepta will be able to complete the public offering on the anticipated terms, or at all. Applicable risks also include those that are included in the “Risk Factors” section of Sarepta’s Annual Report on Form 10-K for the year ended December 31, 2015, and any subsequent SEC filings, including the prospectus supplement related to the proposed offering to be filed with the SEC. Any forward-looking statement in this press release represents Sarepta’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Sarepta does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by applicable law.

Source: Sarepta Therapeutics, Inc.

Media and Investors:

Sarepta Therapeutics, Inc.

Ian Estepan, 617-274-4052

iestepan@sarepta.com

or

W2O Group

Brian Reid, 212-257-6725

breid@w2ogroup.com

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